UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2020

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way,
Reston,	Virginia	20190
(Address of principal executive offices)		(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
Today, March 27, 2020, VeriSign, Inc. (the “Company”) and the Internet Corporation for Assigned Names and Numbers (“ICANN”) entered into the Third Amendment (“the Amendment”) to the .com Registry Agreement, which was effective December 1, 2012, as amended by the First Amendment to the .com Registry Agreement dated October 20, 2016 (“Amendment 1”), and the Second Amendment to the .com Registry Agreement dated March 27, 2019 (collectively the “Agreement”).

The Amendment, together with the binding Letter of Intent (See Item 8.01 below), satisfies obligations under Amendment 1 to the Agreement pursuant to which the Company and ICANN agreed to cooperate and negotiate in good faith to amend the terms of the Agreement to: (i) preserve and enhance the security and stability of the Internet or the .com Top-Level Domain, and (ii) as may be necessary for consistency with changes to, or the termination or expiration of, the Cooperative Agreement.
The Amendment allows the Company to increase the Maximum Price (as defined in the Agreement) of .com domain name registrations by up to 7% over the previous year in each of the final four years of each six-year period. The first such six-year period began on October 26, 2018. The Company announced on March 25, 2020 that it will freeze registry prices for all of its Top-Level Domains (TLDs), including .com and .net, through the end of 2020. The Amendment also clarifies that the restrictions in the Agreement relating to vertical integration apply solely to the .com TLD. These changes to the Agreement are consistent with Amendment 35 to the Cooperative Agreement.

The Amendment does not change the current term of the Agreement, which continues through November 30, 2024, the fees paid to ICANN, nor the Company’s “presumptive” right of renewal upon the expiration of the Agreement’s current term.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.
In connection with entering into the Amendment, the Company and ICANN also entered into a separate binding Letter of Intent (“LOI”), which formalizes a framework by which ICANN and the Company will work together to support additional enhancements to the security and stability of the domain name system (“DNS”). Pursuant to the LOI, among other items, the Company will make annual payments to ICANN totaling $20 million over five years, beginning with the first payment of $4 million on January 1, 2021. The payments are to support ICANN’s initiatives to preserve and enhance the security, stability and resiliency of the DNS, including root server system governance, mitigation of DNS security threats, promotion and/or facilitation of domain name system security extensions (“DNSSEC”) deployment, the mitigation of name collisions and research into the operation of the DNS. Additionally, pursuant to the LOI, ICANN is required to provide the Company with a signed writing by an ICANN officer confirming that ICANN incurred costs in the amount of the Company’s support payment during each period.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment to the .com Registry Agreement between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into on March 27, 2020

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 27, 2020	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Third Amendment to the .com Registry Agreement between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into on March 27, 2020

Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K